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                                                                    EXHIBIT 99.1

Contacts:

W. Phillip Marcum                                  Philip Bourdillon/Gene Heller
Chairman and CEO                                   Silverman Heller Associates
303-785-8080                                       310-208-2550

                        METRETEK TECHNOLOGIES ENTERS INTO
                        NEW AND EXPANDED CREDIT FACILITY

DENVER - SEPT. 7, 2005 - METRETEK TECHNOLOGIES, INC. (AMEX: MEK) announced today that it has entered into a credit agreement with First National Bank of Colorado for a $4.5 million revolving line of credit facility. The Company said that the credit facility will be used to fund the growth of its PowerSecure, Inc. and Metretek, Incorporated subsidiaries, and to generally provide for its working capital requirements. The new credit facility replaces and expands the company's current $3.26 million credit agreement, which is being terminated. The First National Bank of Colorado credit facility matures in September 2007.

"We are extremely pleased to enter into this refinancing and to take the next step in significantly strengthening our capital resources and our liquidity," said W. Phillip Marcum, the Company's president and chief executive officer. "By entering into this new credit facility, we are expanding the resources we can commit to our PowerSecure subsidiary and to the development of the telemetry business at our Metretek Florida subsidiary." Marcum noted that the new credit facility should increase the Company's overall average borrowing availability by approximately $2 million.

Marcum also indicated that this new bank facility completes the debt restructuring that the Company initiated earlier in the year. According to Marcum, "With the new credit facility and the $5 million Caterpillar Financial Services Corporation facility that was completed in May, we now have sufficient capital facilities to aggressively pursue PowerSecure's growth strategies through at least 2006."

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is an energy services and technology company, providing diversified energy products, services and technology to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this release, including statements concerning the effects of the new credit facility on the Company's future capital resources and liquidity and its ability to satisfy the growth requirements of PowerSecure and Metretek Florida and the working capital requirements of the Company, as well as the Company's expected borrowing capacity under the new facility, are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management and statements of assumptions underlying the foregoing, and are often, but not always, identified by words such as "may," "expect," "will," "believe," "optimistic," "anticipate" and similar terminology. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements, including, but not limited to, PowerSecure's ability to develop and market its products and services and to deliver anticipated benefits to its customers; changes in the energy industry in general and the natural gas and electricity markets in particular; the effects of competition; the ability of

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PowerSecure to secure and maintain key contracts and relationships; general economic, market and business conditions; and other factors, risks and uncertainties described from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Form 10-K and Form 10-Q and subsequently filed Forms 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

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